SCHEDULE 14a
                                (RULE 14a-101)

                  INFORMATION REQUIRED IN A PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:
                                                   [ ] Confidential For
                                                       Use of the
[ ] Preliminary Proxy Statement                        Commission Only (as
                                                       Permitted by Rule
[X] Definitive Proxy Statement14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12


                      COMPUTERIZED THERMAL IMAGING, INC.
               (Name of Registrant as Specified in Its Charter)



     ___________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee: (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rule 14a-6(I)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of the filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                      COMPUTERIZED THERMAL IMAGING, INC.
                       Two Centerpointe Way, Suite 450
                            Portland, Oregon 97035

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JUNE 21, 2001


To our Shareholders:

     The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Computerized Thermal Imaging, Inc. will be held in the Board Room of The American Stock Exchange, 86 Trinity Place, New York, NY 10006, on June 21, 2001 at 2:00 P.M. local time. At the meeting, the holders of our outstanding common stock will act on the following matters:

       (1)   Election of six (6) directors, each for a term of one year.

       (2) Ratification of the appointment of the Company's independent accountants for the fiscal year ending June 30, 2001.

       (3)   Any other business as may properly come before the meeting.

     Only holders of Common Stock of record at the close of business on May 11, 2001 will be entitled to vote at the Annual Meeting or any postponements or adjournments thereof.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

     IF YOU PLAN TO ATTEND:

     Please note that space limitations make it necessary to limit attendance to the first 90 shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 12:30 P.M. and seating will begin at 1:30 P.M. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Shareholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/Richard V. Secord
                                __________________________________
                                Richard V. Secord
                                Chairman of the Board and CEO


May 21, 2001
Portland, Oregon

                      COMPUTERIZED THERMAL IMAGING, INC.
                       Two Centerpointe Way, Suite 450
                            Portland, Oregon 97035

                               PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JUNE 21, 2001


     This Proxy Statement is being furnished to Stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors of Computerized Thermal Imaging, Inc., a Nevada corporation, for their use at the Annual Meeting of Stockholders to be held in the Board Room of the American Stock Exchange, 86 Trinity Place, New York, NY 10006 on June 21, 2001 at 2 P.M. local time, and at any postponements and adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of Proxy are first being mailed to Stockholders on or about May 25, 2001. The cost of solicitation of proxies is being borne by us.

     The close of business on May 11, 2001, has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the record date, there are 80,548,763 shares of Common Stock, par value $0.001 per share, issued and outstanding.

     The presence, in person or by proxy, of a majority of the total outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting.

     Each share is entitled to one vote on all issues requiring a Stockholder vote at the Annual Meeting. Each nominee for Director named in Proposal No. 1 must receive a plurality of the Common Stock shares cast in person or by proxy in order to be elected. Stockholders may not cumulate their votes for the election of Directors. A majority of the votes cast is necessary to approve Proposal No. 2 regarding ratification of accountants.

     All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, AND (ii) FOR THE RATIFICATION OF DELOITTE & TOUCHE, LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

     The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

     The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (a) by execution and submission of a revised proxy prior to the time the vote is taken, (b) by written notice received by our Secretary at our corporate headquarters, Two Centerpointe Way,

Suite 450, Portland, OR 97035, prior to the time the vote is taken, or (c) by voting in person at the Annual Meeting.

______________________________________________________________________________

(1)    TO ELECT SIX (6) DIRECTORS FOR THE ENSUING YEAR.
______________________________________________________________________________

                            NOMINEES FOR DIRECTORS

     The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as Proxies and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof. They have indicated that, unless otherwise specified in the Proxy, they intend to elect as Directors the nominees listed below. With the exception of Messr. Simmons, all of the nominees are presently members of the Board of Directors. Each duly elected Director will hold office for a one-year term and until his successor shall have been elected and qualified.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy for the election of the Board representatives will be voted for the nominees listed below. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.


Richard V. Secord                                Director since February 1996

General Secord, age 68, (Major General, United States Air Force, retired) has served as our Chairman and Chief Executive Officer since September 22, 2000. General Secord currently serves as Chairman of our Executive Committee. General Secord served as our Vice Chairman from July 1, 1997 through September 21, 2000, as our Secretary from July 1, 1997 to June 27, 2000, as our President from February 1996 to April 1997 and as our Chief Operating Officer from June 1995 to December 1999. General Secord served in numerous positions while performing military service. He was the first military officer to be appointed Deputy Assistant Secretary of Defense (Near East, Africa and South
Asia). General Secord received a Bachelor of Science degree from the United States Military Academy. He is also a graduate of the United States Air Force Command and Staff College, and United States Naval War College. In addition, he holds a Masters degree in International Affairs from George Washington University.


John M. Brenna                                      Director since March 2001

Mr. Brenna, age 54, was appointed as our President and Chief Operating Officer Elect in March 2001. Prior to that time, Mr. Brenna served as our Executive Vice President. Mr. Brenna also serves as a member of our Executive Committee. From 1986 until 1996, Mr. Brenna was employed by Phillips Medical Systems marketing cardiovascular and general X-ray systems for Phillip's North America operations. During 1996-1999, Mr. Brenna was Executive Vice President of Marketing of Trex Medical, a Thermo-Electron company. Mr. Brenna was also President and Chief Operating Officer of the

LORAD division of Trex Medical, which specializes in advanced Breast Imaging and Stereo Tactic Biopsy systems. Following Mr. Brenna's employment with Trex Medical and up to the time that he joined us, Mr. Brenna was an independent consultant. Mr. Brenna received his Bachelor of Science degree from University of New Haven.


Brent M. Pratley, M.D.                                Director since June 1995

Dr. Pratley, age 65, serves as Chairman of our Compensation Committee and as a member of our Audit Committee. Dr. Pratley served as our Secretary from June 1994 to September 1997. Dr. Pratley is currently licensed to practice medicine in Utah and California and, since 1978, has been in private practice in General Orthopedics and Sports Medicine at Utah Valley Regional Medical Center located in Provo, Utah, as well as in Los Angeles, California. Dr. Pratley received his Doctor of Medicine degree in Orthopedic Surgery from the College of Medicine at the University of California, Irvine.


Milton R. Geilmann                                 Director since January 1998

Mr. Geilmann, age 69, retired, serves as a member of our Audit and Compensation Committees. Mr. Geilmann has been associated with the medical field for over 32 years. From 1965 to 1992, he worked at E. R. Squibb and Sons where he held many positions including Nuclear Consultant for Diagnostic Medicine. Mr. Geilmann received an Associates degree in dental science from State University of New York.


Harry C. Aderholt                                  Director since January 1998

General Aderholt, age 81, (Brigadier General, United States Air Force, retired) serves as Chairman of our Audit Committee and as a member of our Compensation Committee. General Aderholt served in Southeast Asia, particularly Thailand, for many years both in and out of the U.S. Air Force. Since his retirement from military service in 1976, General Aderholt has engaged in various private business ventures, including serving as Vice President of Air Siam in Bangkok, Thailand.


Robert L. Simmons, M.D.                               Nominated as Director

Dr. Roberts, (F.A.C.S., F.A.C.C., F.C.C.P.), age 69, has been nominated to serve as a director beginning June 21, 2001. If elected, it is anticipated that Dr. Simmons will serve as Chairman of our newly formed Medical Advisory Board. Dr. Simmons currently practices medicine as Vice President for Medical Affairs at Providence Hospital in Washington, D.C., a position that he has held since 1987. Dr. Simmons has served in many positions including Chief of
Cardiovascular/Thoracic Surgery, Providence Hospital (1984   1987); Chief of
Clinical Services, Providence Hospital (1983   1987) and Professor of Surgery
and Chief   Division of Thoracic Surgery, Howard University (1977   1983).
Dr. Simmons received his Bachelor of Science degree in Chemistry (with a minor in Mathematics and Biology) from Morehouse College and his Doctor of Medicine from Howard University. Dr. Simmons is also a Candidate for Doctor of Philosophy in Surgery from University of Minnesota Graduate School.

       INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Our Board held 10 meetings during our fiscal 2000 year and took action by consent during that period. All Directors were present for at least 75% of the aggregate number of meetings, consents, or committee meetings, if serving on a Board committee.

           Section 16(a) Beneficial Ownership Reporting Compliance

     Based on forms provided to us and representations of our directors, all of our Board members, executive officers and 10% owners filed Forms 3, Forms 4 and Forms 5 required by Section 16(a) of the Exchange Act for the most recent fiscal year. There is no family relationship between or among any of the directors, executive officers, and 10% owners of the Company.

                           Committees of the Board

     We have an Executive Committee, an Audit Committee and a Compensation Committee. We do not have a nominating committee. The nominees were selected by the entire Board.

     Executive Committee. The Executive Committee oversees the Company's operations and all strategic planning for the Company. The Executive Committee held no meetings during the 2000 fiscal year.

     Audit Committee. The functions of the Audit Committee and its activities during fiscal 2000 are described below under the heading Report of the Audit Committee. During the year, the Board examined the composition of the Audit Committee in light of rules promulgated by the American Stock Exchange. Based upon the examination, the Board confirmed that all members of the Audit Committee are "independent" as defined under Section 121(A)of the American Stock Exchange's listing standard. The Audit Committee held no meetings during the 2000 fiscal year.

     Compensation Committee. The Compensation Committee is charged with reviewing the Company's general compensation strategy, establishing salaries and reviewing benefit programs, administering the Company's 1997 Stock Option and Restricted Stock Plan, and approving certain employment contracts. The functions of the Compensation Committee and its activities during fiscal 2000 are described below under the heading Report of the Compensation Committee. The Compensation Committee held no meetings during the 2000 fiscal year.

                        Report of the Audit Committee

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board on March 31, 2000. The complete text of the charter, which reflects standards set forth in new SEC regulations and the American Stock Exchange rules, is reproduced as an attachment to our 2000 Proxy Statement.

     As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

     . First, the Committee is charged with monitoring the preparation of quarterly, annual, and other financial statements and reports, including discussions with management and the Company's outside auditors about draft financial statements and key accounting and reporting matters.

     . Second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees, whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

     . Third, the Committee oversees management's implementation of effective systems of internal controls including review of policies relating to legal and regulatory compliance, ethics, and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing program.

     For fiscal 2000, the Audit Committee reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Statement No. 1, and the Audit Committee has discussed with the independent auditors the independent auditor's independence. On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Harry C. Aderholt, Chairman
Brent C. Pratley
Milton R. Geilmann

                              EXECUTIVE OFFICERS

     Richard V. Secord and John M. Brenna are the only directors who are also officers. In addition to Messrs. Secord and Brenna, Kevin L. Packard is our Chief Financial Officer, Secretary and Treasurer. These individuals comprise our Executive Committee.

     Kevin L. Packard, age 40, was appointed Chief Financial Officer in March 2000 and Secretary/Treasurer in June 2000. From January 1999 through March 2000, Mr. Packard was employed with PricewaterhouseCoopers in Salt Lake City and from June 1987 through July 1992 was employed with Deloitte + Touche in Seattle. From July 1992 through 1998, Mr. Packard served in various capacities with Coeur d'Alene Mines Corporation including Vice President, Treasurer and Chief Financial Officer. Mr. Packard is licensed as a certified public accountant in Utah, Idaho and Washington and is a member of the American Institute of Certified Public Accountants. Mr. Packard received Bachelor of Science (Accounting) and Masters of Professional Accountancy degrees from the University of Utah.

                            EXECUTIVE COMPENSATION

                     Report of the Compensation Committee

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2000.

     The Company's compensation program for executives consists of three key elements:

     .   A base salary

     .   A performance-based annual bonus, and

     .   Periodic grants of stock options and/or restricted stock.

     The Compensation Committee believes that this three-part approach best serves the interests of the Company and its shareholders. It enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances both the short-and long-term interest of shareholders. Under this approach, compensation for our executive officers involves a high proportion
of pay that is "at risk"   namely the annual bonus and stock options.

     Base Salary. Base salaries for our executive officers, other than our Chief Executive Officer, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position, contribution, and experience of the officer and the length of the officer's service with the Company. For fiscal 2000, under our Chief Executive Officer's direction, the Compensation Committee reviewed all salary recommendations. Such recommendations are subject to approval or disapproval by the Compensation Committee.

     Annual Bonus. Annual bonuses for fiscal 2000 paid to our executive officers were based upon recommendations by the Chief Executive Officer, taking into account such factors as are considered in determining base salary as well as the overall performance and contribution of each officer. In addition, consideration is given to the need to keep the Company competitive in overall compensation. For fiscal 2000, under our Chief Executive Officer's direction, the Compensation Committee reviewed all bonus recommendations.
Such recommendations are subject to approval or disapproval by the Compensation Committee.

     Stock Options and Restricted Stock. All decisions to grant stock options or restricted stock are in the sole discretion of the Compensation Committee.

     Chief Executive Officer Compensation.  Our previous Chairman and Chief

Executive Officer, David B. Johnston, retired on September 21, 2000. Prior to his retirement, Mr. Johnston was compensated pursuant to an employment agreement that provided for no mandatory annual cash compensation. In connection with his employment agreement, Mr. Johnston was granted 1,000,000 stock options at a $.75 exercise price and a three-year vesting period. As of the date hereof, all of the options granted under the employment agreement are vested. Pursuant to the terms of the option agreement, the options were scheduled to expire 90 days following Mr. Johnston's retirement, or December 18, 2000. On December 17, 2000, the Board of Directors extended the exercise date of Mr. Johnston's 1,000,000 stock options through September 18, 2001.

     On September 22, 2000, General Richard V. Secord was appointed as our Chairman and Chief Executive Officer. General Secord was compensated pursuant to a three-year employment agreement entered into in September 1997 and approved by our Board of Directors. The agreement provided for an annual base salary of $175,000. In connection with the agreement, General Secord was granted 1,250,000 stock options at a $.70 exercise price and three-year vesting period. As of the date hereof, all of the 1,250,000 stock options (299,286 of which have been exercised as of May 11, 2001) are vested. On April 27, 2001, General Secord executed a new employment agreement. The term of the new agreement is for three years beginning September 18, 2000 and calls for an increase in annual base compensation from $175,000 to $210,000 per year, the first increase that General Secord has received since his employment with the Company began in 1995. The increase was based upon an independent study comparing compensation paid to chief executive officers in our line of business. In connection with the agreement, stock options covering 750,000 shares of Common Stock at an exercise price of $1.50 per share were also granted to General Secord. One-fourth (187,250) of the options vest immediately and one-fourth of the options vest on each anniversary date of the agreement. Notwithstanding the foregoing vesting schedule, the vesting of all options are accelerated to that date on which the Company's common stock price (after taking into consideration all adjustments required to be accounted for as a result from changes to the Company's stock, i.e., splits, reverse splits, mergers, etc.) achieves and sustains a price of $12 or greater for 20 consecutive trading days. The options granted to General Secord are governed by our 1997 Stock Option and Restricted Stock Plan. If the employment agreement is terminated for "cause" as defined in the agreement, or General Secord voluntarily terminates the agreement, all of the options granted to General Secord thereunder, and which have not vested, shall be forfeited.

     Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to any of our named executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended to satisfy the requirements for deductibility under Section 162(m) does in fact do so. The Board and Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate.

Members of the Compensation Committee

Brent C. Pratley, Chairman
Harry C. Aderholt
Milton R. Geilmann

         Compensation Committee Interlocks and Insider Participation

     None of the members of the Board's Compensation Committee is, or has been, an officer or employee of the Company, except Dr. Pratley, who was Secretary of the Company from June 1994 to September 1997.

                Certain Relationships and Related Transactions

     Management believes that all prior related-party transactions are on terms no less favorable to us as could be obtained from unaffiliated third parties. Management's reasonable belief of fair values is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons, if any, including any loans or compensation to such persons, will be approved by a majority of disinterested, independent outside members of the Board of Directors.

     During the year ended June 30, 2000, the Company incurred $107,864 on behalf of Thermal Imaging, Inc. ("TII"), a affiliate of Mr. David B. Johnston, our previous Chairman and CEO, for ongoing legal matters of TII.

                            Employment Agreements

     Richard V. Secord, our Chairman and Chief Executive Officer, signed a new employment agreement on April 27, 2001. The term of the agreement is for three years beginning September 18, 2000 and calls for compensation of $210,000 per year, plus stock options covering 750,000 shares of Common Stock at an exercise price of $1.50 per share. One-fourth (187,250) of the options vest immediately and one-fourth of the options vest on each anniversary date of the agreement. Notwithstanding the foregoing vesting schedule, the vesting of all options are accelerated to that date on which the Company's common stock price (after taking into consideration all adjustments required to be accounted for as a result from changes to the Company's stock, i.e., splits, reverse splits, mergers, etc.) achieves and sustains a price of $12 or greater for 20 consecutive trading days. The options granted to Mr. Secord are governed by our 1997 Stock Option and Restricted Stock Plan. If the employment agreement is terminated for "cause" as defined in the agreement, or Mr. Secord voluntarily terminates the agreement, all of the options granted to Mr. Secord thereunder, and which have not vested, shall be forfeited. The agreement subjects Mr. Secord to a two-year non-compete restriction, the obligation to give us the right to take advantage of any business opportunity, and the duty not to reveal any confidential information about the business of the Company.

     John M. Brenna, our President and Chief Operating Officer Elect, signed an employment agreement on October 12, 2000. The term of the agreement is for three years beginning October 12, 2000 and calls for a signing bonus of $150,000, compensation of $200,000 per year, plus stock options covering 500,000 shares of common stock at an exercise price of $3.60 per share. One-fourth (125,000) of the options vest immediately and one-fourth of the options vest on each October 12 anniversary date of the agreement. As of the date hereof, none of the options granted to Mr. Brenna under the agreement have been exercised. If the employment agreement is terminated for "cause" as defined in the agreement, or Mr. Brenna voluntarily terminates the agreement, all of the options granted to Mr. Brenna thereunder, and which have not vested, shall be forfeited. The agreement subjects Mr. Brenna to a non-compete restriction that extends for two years after he leaves employment with the Company, the obligation to give us the right to take advantage of any business opportunity, and the duty not to reveal any confidential information about our business. A complete copy of Mr. Brenna's Employment Agreement is attached as Exhibit 10.1 to our Form 10-Q filed with the Securities and Exchange Commission for the quarter ended December 31, 2000.

     David A. Packer, our retiring President and Chief Operating Officer, signed an employment agreement on September 29, 2000. The term of the agreement was for three years beginning April 30, 2000 and called for compensation of $200,000 per year, plus stock options covering 1,000,000 shares of Common Stock at an exercise price of $3.625 per share. One-fourth (250,000) of the options vested on September 29, 2000 and one-fourth of the options were scheduled to vest on each anniversary date of the agreement. On March 19, 2001, Mr. Packer executed a Separation Agreement with the Company. Pursuant to the agreement, Mr. Packer will remain employed with us through December 31, 2001 to assist in the completion of Module 5 and provide other related services as requested. In connection with the Separation Agreement, stock options covering 1,000,000 shares of common stock previously granted under the September 29, 2000 employment agreement were repriced from a $3.625 per share exercise price to a $2.15 per share exercise price. The vesting of such options were also accelerated such that 750,000 options, previously scheduled to vest over a two-year period beginning April 30, 2001, are scheduled to vest no later than December 31, 2001. As of the date hereof, 750,000 of the 1,000,000 options granted under the agreement are vested. A complete copy of Mr. Packer's Employment Agreement is attached as Exhibit 10.2 to our Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 2000. A complete copy of the Separation Agreement is attached as Exhibit 10.1 to our Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2001.

     Kevin L. Packard, our Chief Financial Officer, Secretary and Treasurer, signed a six-month employment agreement effective February 1, 2001. Earlier this year, we began planning the consolidation of our corporate headquarters to our offices in Oregon and our manufacturing facilities to our offices in Utah. This consolidation is expected to occur within this calendar year and will necessitate the relocation of several key individuals from Utah to our offices in Oregon. Recently, Mr. Packard accepted a position as a professor of accounting at a nearby university and has advised us that he will not be relocating to Oregon. We have engaged a placement firm to locate Mr. Packard's successor. Mr. Packard has agreed to continue as the Company's Chief Financial Officer, Secretary and Treasurer until August 1, 2001 or until his successor is found to effect a seamless transition of his responsibilities. The agreement calls for compensation of $138,000 per year (to be reduced to $100,000 after his successor is found), plus 50,000 shares of restricted stock that vests at the conclusion of the six-month agreement. In consideration, Mr. Packard relinquished all rights that he had in 100,000 stock options granted to him in May 2000. The restricted stock granted to Mr. Packard is governed by our 1997 Stock Option and Restricted Stock Plan. If the employment agreement is terminated for "cause" as defined in the agreement, or Mr. Packard voluntarily terminates the agreement, all of the restricted stock granted to Mr. Packard thereunder, and which has not vested, shall be forfeited. The agreement subjects Mr. Packard to a two-year non-compete restriction, the obligation to give us the right to take advantage of any business opportunity, and the duty not to reveal any confidential information about the business of the Company. A copy of Mr. Packard's Employment Agreement is attached as Exhibit 10.2 to our Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2001.

     David B. Johnston, our previous Chairman and Chief Executive Officer, retired on September 21, 2000. Prior to his retirement, Mr. Johnston was compensated pursuant to an employment agreement that provided for no mandatory annual cash compensation. In connection with the agreement, Mr. Johnston was granted 1,000,000 stock options at a $.75 exercise price and a three-year vesting period. As of the date hereof, all of the options granted under the employment agreement are vested. The agreement subjects Mr. Johnston to a two-year non-compete restriction, the obligation not to induce any employee to leave our employment during the term of the agreement or for two years after the termination thereof, and the duty not to reveal any confidential information about our business. Pursuant to the terms of the stock option agreement, the stock options were scheduled to expire 90 days following Mr. Johnston's retirement, or December 18, 2000. On December 17, 2000, the Board of Director extended the exercise date of Mr. Johnston's 1,000,000 stock options through September 18, 2001.

                        Executive Severance Agreements

     At its regular meeting in April 2000, the Board of Directors approved an Executive Severance Agreement that provides certain "Severance Benefits" as defined in the Agreement for our executive officers (each an "Executive") in the event the employment of the Executive is terminated subsequent to a "Change in Control" of the Company under the circumstances described in the Agreement. The Agreement, once executed, continues from year to year until terminated at the end of any year by written notice from the Company, unless a Change in Control of the Company has occurred prior to that date, in which event it shall continue in effect during the two-year period immediately following such Change in Control.

     Pursuant to the Agreement, a Change in Control of the Company is deemed to have occurred if (a) any organization, group or person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is, or becomes, the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the then outstanding securities of the Company; or (b) during any two-year period, a majority of the members of the Board serving at the effective date of the Agreement is replaced by directors who are not nominated and approved by the Board; or (c) a majority of the members of the Board is represented by, appointed by, or affiliated with any person whom the Board has determined is seeking to effect a Change in Control of the Company, or (d) the Company is combined with or acquired by another company and the Board determines, either before such event or thereafter, by resolution, that a Change in Control will or has occurred.

     If a Change in Control has occurred, the Executive is entitled to Severance Benefits upon the subsequent involuntary termination, whether actual or constructive, of the employment of the Executive within the two-year period immediately following such Change in Control, for any reason other than termination for cause, disability, death, normal retirement or early retirement. Pursuant to the Agreement, "Constructive Involuntary Termination" means voluntary termination of employment by Executive as a result of a significant change in the duties, responsibilities, reporting relationship, job description, compensation, perquisites, office or location of employment of Executive without the written consent of the Executive.

     If, following a Change of Control, the Executive's employment by the Company is terminated other than for cause, disability, death, normal retirement, or early retirement, the Executive shall, subject to the provisions of the Agreement be entitled to:

     1) compensation at his or her full annual base salary at the rate in effect immediately prior to the termination of the employment of the Executive, and short-term and long-term bonuses at the target levels pursuant to the Company's annual incentive plan, if any, for the period of two years following actual involuntary termination or Constructive Involuntary Termination (the "Salary Continuance Period");

     2) all medical and dental benefits and all long-term disability benefits in which the Executive was entitled to participate immediately prior to the date of termination, to the same extent as if the Executive had continued to be an employee of the Company during the Salary Continuance Period, provided that such continued participation is feasible under the general terms and provisions of such plans and programs;

     3) an immediate vesting of all outstanding stock options, stock appreciation rights, restricted stock, performance plan awards and performance shares granted by the Company to the Executive;

     4) continued credit for years of service under the benefit plan of the Company from the date of termination through the Salary Continuance Period, and any compensation paid to the Executive above shall be treated as salary compensation for purposes of such plan; and

     5) an amount necessary to reimburse the Executive for all legal fees and expenses incurred by the Executive as a result of the Change in Control of the Company and such termination of employment, including fees and expenses incurred in successfully contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by the Agreement.

     If the Severance Benefits provided for under the Agreement, either alone or together with other payments which the Executive would have the right to receive from the Company, would constitute a "parachute payment" as defined in
Section 280G(a) of the Internal Revenue Code in effect at the time of payment, such payment shall, in good faith, be reduced to the largest amount as will result in no portion being subject to the excise tax imposed by Section 4999 of the Code or the disallowance of a deduction by Company pursuant to Section 280G of the Code.

     As of the date hereof, Severance Agreements have been entered into with Messrs. Secord, Brenna, Packer, and Packard.

                     Executive Compensation Summary Table

     The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and other executive officers of the Company who received $100,000 or more in compensation during the fiscal year and who served in such capacities as of June 30, 2000 (the "named executive officers") for services rendered to the Company during each of the past three fiscal years. On September 21, 2000, Mr. Johnston, retired as our Chief Executive Officer and Mr. Secord was thereafter appointed to fill the vacancy on September 22, 2000. During the past three fiscal years, Mr. Johnston was not paid a cash salary but instead was paid by the in-kind issuance of stock options noted above under the caption "Employment Agreements".


                     EXECUTIVE COMPENSATION SUMMARY TABLE


                                  Annual Compensation                  Long-Term Compensation
                                  ------------------------------------ -------------------------
                                                                                     Securities
Name and Principal      Fiscal                Bonus    All other       Restricted    Underlying
Position                Year      Salary      (3)      Compensation(1) Common Stock  Options(2)
----------------------  --------- ----------- -------- --------------- ------------- -----------
Richard V. Secord,      2000      $175,000     0       $      6,000     0             0
Chairman & Chief        1999      $175,000     0       $      6,000     0             0
Executive Officer       1998      $175,000     0       $      6,000     0             1,250,000

David A. Packer,        2000      $163,285    $200,000 $      6,000     0             0
Retiring President &    1999      $135,000     0       $      6,000     0             0
Chief Operating         1998      $135,000     0       $      6,000     0             0
Officer

David B. Johnston,      2000      $      0     0       $     15,000     0             0
Former Chairman &       1999      $      0     0       $     15,000     0             0
Chief Executive         1998      $      0     0       $     15,000     0             1,000,000
Officer

-------------------------------------------------------------------------------------------------
(1)  The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees.  Such amounts are not included in this column pursuant to SEC rules.  Included in "All Other Compensation" is the estimated fair value of a Company vehicle used by Mr. Johnston and automobile allowances provided to Mr. Secord and Mr. Packer.

(2)  All of Mr. Secord's options on 1,250,000 shares (299,286 of which have been exercised as of
     May 11, 2001), are vested as of the date hereof. All of Mr. Johnston's options on 1,000,000 shares are vested as of the date hereof.

(3)  The $200,000 bonus to Mr. Packer was payable as of June 30, 2000 and was paid shortly thereafter.


                   OPTIONS GRANTED FOR FISCAL 2000

     There were no options granted during fiscal 2000 to any of the above-named executive officers.

             OPTIONS EXERCISED AND VALUES FOR FISCAL 2000

     The following table below sets forth information with respect to option exercises during fiscal 2000 for each of the named executive officers and the status of their options at June 30, 2000:

     . The number of shares of Computerized Thermal Imaging, Inc. common stock acquired upon exercise of options during fiscal year 2000;

     . The aggregate dollar value realized upon the exercise of those options;

     . The total number of exercisable and non-exercisable stock options held at June 30, 2000;

     . The aggregate dollar value of in-the-money exercisable options at June 30, 2000.


            AGGREGATE OPTION EXERCISES DURING FISCAL 2000
                                 AND
                    OPTION VALUES ON JUNE 30, 2000



                   Shares               Number of Securities       Value of Unexercised
                   Acquired             Underlying Unexercised     In-the-Money Options
                   On         Value     Options                    Exercisable/Unexercisable
Name of Officer    Exercise   Realized  Exercisable/Unexercisable           (1)
-----------------  ---------- --------- -------------------------  --------------------------
Richard V. Secord,   35,000   $300,000      1,902,500/1,312,500      $11,970,733/$8,087,825
Chairman & Chief
Executive Officer(2)

David A. Packer,          0   $      0                500,000/0               $3,155,600/$0
Retiring President
& Chief Operating
Officer (3)

David B. Johnston,        0   $      0          750,000/250,000       $4,898,400/$1,632,800
Former Chairman &
Chief Executive
Officer (4)

---------------------------------------------------------------------------------------------
(1)  In accordance with SEC rules, the values of the unexercised in-the-money options at June
     30, 2000 was determined by calculating the difference between the exercise price per share of common stock, as set forth in the respective stock option agreements, and the closing bid price per share of common stock on June 30, 2000, which was $7.2812.

(2)  The options granted to Mr. Secord for 2,000,000 shares of common stock have an exercise price of $1.25 per share; the options granted for 1,250,000 shares of common stock
     (35,000 of which have been exercised as of June 30, 2000) have an exercise price of
     $0.70 per share.

(3)  The options granted to Mr. Packer for 500,000 shares of common stock have an exercise price of $0.97 per share.

(4)  The options granted to Mr. Johnston for 1,000,000 shares of common stock have an exercise price of $0.75 per share.


     We have no long-term incentive plans or defined benefit plans for the benefit of our executive officers or directors.

                          PERFORMANCE GRAPH

     The following Performance Graph or Schedule does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Performance Graph by reference therein.

     The following graph or schedule compares the cumulative performance of the Company's common stock with the performance of the Nasdaq Composite Stock Market Index and the Company's Peer Group for the five-year period extending through June 30, 2000. In each case, the cumulative performance assumes an initial investment of $100 and reinvestment of dividends into the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year. The Company's Peer Group consists of seven companies including Fischer Imaging Corporation (NasdaqNM:FIMG), Hologic, Inc. (NasdaqNM:HOLX), Elscint Limited (NYSE:ELT), Imatron, Inc. (NasdaqNM:IMAT), Bio-logic Systems Corp. (NasdaqNM:BLSC), Thermo Electron Corp. (NYSE:TMO), and FLIR Systems, Inc. (NasdaqNM:FLIR). Each of the foregoing companies comprising the peer group are participants in the medical/diagnostic equipment line-of-business with the exception of FLIR Systems, Inc. FLIR Systems, Inc. designs, manufactures, and markets thermal imaging products for a wide variety of industrial applications. FLIR is included in the peer group to reflect the Company's segment focused on the industrial application of thermal imaging.

        COMPUTERIZED THERMAL IMAGING, INC. COMMON STOCK (CIO)
           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        Based on Reinvestment of $100 Beginning June 30, 1995

-----------------------------------------------------------------------------
             Jun - 95    Jun - 96   Jun - 97   Jun - 98   Jun - 99   Jun - 00
             --------    --------   --------   --------   --------   --------
CIO          $100        $70        $33        $53        $37        $364
Nasdaq       $100        $127       $154       $203       $288       $425
Peer Group   $100        $152       $113       $101       $70        $59
------------------------------------------------------------------------------


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of Common Stock at May 11, 2001 for each of our named executive officers and directors, for each person known to us who owns beneficially more than 5% of the outstanding Common Stock, and our named executive officers and directors as a group. The percentage ownership is based on 80,548,763 common shares issued and outstanding at May 11, 2001 and ownership by these persons of options or warrants exercisable within 60 days of such date. Unless otherwise indicated, each person has sole voting and investment power over the shares.

            SCHEDULE OF BENEFICIAL OWNERSHIP OF DIRECTORS,
              MANAGEMENT, AND MORE THAN 5% SHAREHOLDERS


Name and Address of               Number of Shares of
Beneficial Owners                 Common Stock Owned       Percent of Class
---------------------------       ----------------------   -----------------
David B. Johnston,
6105 Macadam,
Portland, Oregon 97201                14,217,761 (1)           17.435%

Daron Dillia,
1147 Manhattan Avenue #134,
Manhattan Beach, CA 90266              5,303,228 (2)            6.383%

Richard V. Secord,
515 Pocahontas Dr.,
Ft. Walton Beach, Fl 52347             2,553,500 (3)            3.078%

David A. Packer,
476 Heritage Park Blvd,
Suite 210, Layton, Utah 84041          1,434,639 (4)            1.754%

Harry C. Aderholt,
23 Miracle Strip Parkway N.E.,
Ft. Walton Beach, Florida 32548          150,500 (5)             *

John M. Brenna,
5 Lanthorne Road,
Monroe, Connecticut 08468                125,000 (6)             *

Paul W. Roberts,
17035 S.W. Rivendell Drive,
Durham, Oregon 97224                      43,300 (7)             *

Milton R. Geilmann,
20660 SW, Shoshone Drive
Tualatin, Oregon 97062                    15,000                 *

Brent M. Pratley,
1055 North 300 West,
Provo, Utah 84604                          1,125                 *
                                      ----------------      ----------------
OFFICERS AND DIRECTORS AS A GROUP
 OF SEVEN PERSONS                      4,323,064                5.248%
                                      ================      ================
------------------------------------------------------------------------------
*  Less than 1%.

1) Includes 1,000,000 shares of common stock underlying options that are immediately exercisable and 13,217,761 shares of common stock owned by Thermal Imaging, Inc., an affiliate of Mr. Johnston. All common stock and common stock underlying options held by Mr. Johnston and Thermal Imaging, Inc. are subject to a 3-year voting agreement whereby the shares are voted in the same proportion as those shares voted by all shareholders other than (i) David B. Johnston, individually, (ii) Daron C. Dillia, individually, and Daron C. Dillia, doing business as Manhattan Financial Group, and (iii) Thermal Imaging, Inc.

2) Includes 2,003,038 shares of common stock underlying options that are immediately exercisable, 536,250 shares of common stock underlying warrants that are immediately exercisable, 30,575 shares of common stock held by Daron Dillia and 2,733,365 shares of common stock held by Manhattan Financial Group. All common stock and common stock underlying options and warrants held by Daron Dillia and Manhattan Financial Group are subject to a 3-year voting agreement whereby the shares are voted in the same proportion as those shares voted by all shareholders other than
    (i) David B. Johnston, individually, (ii) Daron C. Dillia, individually, and Daron C. Dillia, doing business as Manhattan Financial Group, and
    (iii) Thermal Imaging, Inc.

3) Includes 1,000 shares of common stock in the name of Jo Anne Secord, 150,000 shares of common stock in the name of Richard V. Secord Revocable Trust and 2,402,500 shares of common stock underlying options that are immediately exercisable.

4) Includes 1,250,000 shares of common stock underlying options that are immediately exercisable, 90,739 shares of common stock in the name of IRA FBO David A. Packer, 3,200 shares of common stock in the name of Farel W. Rush Living Trust w/David A. & Susan R. Packer as co-trustees, and 90,700 shares of common stock in the name of David A. Packer.

5) Includes 3,000 shares of common stock in the name of Harry C. Aderholt & Jessie Y. Aderholt JTWROS, 5,000 shares of common stock in the name of Pornpimon Kirdpirote & Harry C. Aderholt JTWROS, and 142,500 shares of common stock in the name of Harry C. Aderholt.

6) Includes 125,000 shares of common stock underlying options that are immediately exercisable.

7) Includes 800 shares of common stock in the name of Paul W. Roberts Roth IRA, 8,000 shares of common stock in the name of Paul W. Roberts SEP IRA, and 34,500 shares of common stock in the name of Paul W. & Beverly A. Roberts, JT TEN.

    We know of no arrangement or understanding that may, at a subsequent date, result in a change of control.

______________________________________________________________________________

(2) TO RATIFY THE SELECTION OF DELOITTE & TOUCHE, LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.
______________________________________________________________________________

     On November 3, 2000, our Board of Directors appointed Deloitte & Touche, LLP to serve as our independent accountants for the fiscal year ended June 30, 2001. The Board of Directors wishes to obtain from the Stockholders a ratification of their action in appointing Deloitte & Touche, LLP as independent accountants for the fiscal year ending June 30, 2001. Such ratification requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     In the event the appointment of Deloitte & Touche, LLP as independent accountants is not ratified by the Stockholders, the adverse vote will be considered by the Board of Directors in deciding whether to select other independent accountants.

     A representative of Deloitte & Touche, LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement at the Annual Meeting. The representative is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE, LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

     HJ & Associates, LLC, (formerly known as Jones, Jensen & Company) Certified Public Accountants, of Salt Lake City, Utah, audited our consolidated balance sheets as of June 30, 2000 and 1999 and the related statements of operations, stockholders' equity/(deficit), and cash flows for the years then ended, and for the period from inception on June 10, 1987 to June 30, 2000. Such financial statements accompanied our Form 10-KSB filed with the Securities and Exchange Commission on September 15, 2000. The report of HJ & Associates on such financial statements, dated September 1, 2000, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. HJ & Associates was dismissed on or about November 2, 2000 pursuant to a recommendation of our Board of Directors.

     Deloitte & Touche, LLP, Certified Public Accountants of Salt Lake City, Utah, was appointed on November 3, 2000, pursuant to a recommendation of the Company's Board of Directors, to audit our financial statements for the fiscal year ended June 30, 2001.

     There were no disagreements between us and HJ & Associates, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     We have previously provided HJ & Associates with a copy of the disclosure provided in this Proxy Statement. HJ & Associates has provided us with a letter addressed to the Securities and Exchange Commission confirming that it agrees with the disclosures made herein.

     Audit Fees.Aggregate fees billed by our accountants for professional services rendered for the audit and the reviews of our financial statements included in our Forms 10-KSB, 10-Q, and 10-QSB for our fiscal 2000 year totaled $28,359.

     Financial Information Systems Design, Implementation, and All Other Fees. Other than fees noted under the caption "Audit Fees" above, we paid no other fees to our accountants for our fiscal 2000 year. Our Audit Committee has determined that the provision of the services described under the caption "Audit Fees" above is compatible with maintaining the principal accountant's independence.

______________________________________________________________________________

(3)  OTHER MATTERS.
______________________________________________________________________________

     The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

FUTURE PROPOSALS OF STOCKHOLDERS

     The deadline for stockholders to submit proposals to be considered for inclusion in the Proxy Statement for the year 2002 Annual Meeting of Stockholders is August 1, 2001. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934 and with our charter and bylaws. We will be able to use proxies given to us for next year's meeting to vote, at our discretion, for or against any shareholder proposal that is not included in the proxy statement, unless the proposal is submitted to us on or before August 1, 2001.


                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  /s/Richard V. Secord
                                  ________________________________________
                                  Chairman of the Board and CEO
                                  Layton, Utah

                                PROXY

                FOR VOTING BY HOLDERS OF COMMON STOCK

                  COMPUTERIZED THERMAL IMAGING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2001.

     The undersigned hereby appoints Richard V. Secord and John M. Brenna, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Computerized Thermal Imaging, Inc. held of record by the undersigned on May 11, 2001 at the Annual Meeting of Stockholders to be held will be held in the Board Room of The American Stock Exchange, 86 Trinity Place, New York, NY 10006 on June 21, 2001 at 2 P.M. local time, and at any
postponement and adjournments thereof.   Any and all proxies heretofore given
are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1 AND FOR THE RATIFICATION IN NUMBER 2.


1. ELECTION OF OUR DIRECTORS. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

     [ ] FOR all nominees listed               [ ] WITHHOLD authority to
         below except as marked                    vote for all nominees
         to the contrary below

     Richard V. Secord       John M. Brenna        Brent M. Pratley, MD

     Harry C. Aderholt       Milton R. Geilmann    Robert L. Simmons, MD


2. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE, LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

     [ ] FOR                  [ ] AGAINST           [ ] ABSTAIN


     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Number of Shares of
Common Stock
Stock Owned_____________



_____________________________________
Signature


_____________________________________
(Typed or Printed Name)




_____________________________________
Signature if held jointly


_____________________________________
(Typed or Printed Name)


DATED: ____________________________




THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.